UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2005

DIGITAL INSIGHT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27459	77-0493142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26025 Mureau Road, Calabasas, California 91302

(Address of principal executive offices, including zip code)

(818) 871-0000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 17, 2005, we announced our financial results for the quarter ended December 31, 2004 and for the year then ended. A copy of our press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The attached press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. To supplement our consolidated financial statements presented in accordance with GAAP, Digital Insight uses non-GAAP measures of net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.

These non-GAAP measures are provided to enhance the investors’ overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to investors by excluding certain expenses, gains and losses that may not be indicative of our core operating results. Further, we believe these financial measures are helpful to investors in understanding certain non-GAAP information used by management in its financial and operational decision-making. In addition, because we have historically reported certain non-GAAP results to investors, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

These measures should be considered in addition to results prepared in accordance with GAAP, and are not a substitute for, or superior to, GAAP results. Consistent with our historical practice, the non-GAAP measures included in the attached press release have been reconciled to the nearest GAAP measure.

As used herein and in the press release, “GAAP” refers to accounting principles generally accepted in the United States. As stated in our press release, our non-GAAP results exclude the following non-cash or non-recurring charges and benefits:

•	Non-cash charges related to amortization of acquisition-related intangible assets, net of taxes;

•	Non-cash charges related to amortization of stock-based compensation, net of taxes;

•	Merger-related charges;

•	Restructuring-related charges;

•	Impairment charges;

•	Cumulative effect of change in accounting methods;

•	Income tax benefit from the release of valuation allowance; and

•	Non-recurring tax charges.

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The attached press release also contains forward-looking statements relating to Digital Insight’s anticipated performance for the three-month period ending March 31, 2005 and for all of 2005. A more thorough discussion of certain factors that may affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and other reports on file with the Securities and Exchange Commission. We assume no obligation and do not intend to update any such forward-looking statements.

The information in this section and in exhibit 99.1 is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, such information shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99.1	Press Release dated February 17, 2005 containing financial information for Digital Insight for the quarter ended December 31, 2004 and for the year then ended, and forward-looking statements relating to Digital Insight’s anticipated performance for the quarter ending March 31, 2005 and for all of 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2005	DIGITAL INSIGHT CORPORATION

	By:	/s/ Paul J. Pucino
Paul J. Pucino
Executive Vice President and
Chief Financial Officer

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